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AMCORE FINANCIAL, INC. AND SUBSIDIARIES
EXHIBIT 11
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS



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                                                                QUARTER ENDED SEPTEMBER 30,     YEAR-TO-DATE ENDED SEPTEMBER 30,
(in 000's)                                                         1996            1995             1996               1995
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
PRIMARY EARNINGS PER SHARE:
  EARNINGS
    Income applicable to common stock                           $ 6,906         $ 6,240          $18,993            $11,997
  SHARES
    Weighted average number of common shares                     14,217          14,089           14,205             14,069

    Dilutive effect of outstanding options (as
     determined by application of the treasury
     stock method)                                                  172             210              186                190
                                                                -------         -------          -------            -------
    Weighted average number of shares, as adjusted               14,389          14,299           14,391             14,259
                                                                =======         =======          =======            =======

  PRIMARY EARNINGS PER SHARE*                                   $ 0.480         $ 0.436          $ 1.320            $ 0.841
                                                                =======         =======          =======            =======
FULLY DILUTED EARNINGS PER SHARE:
  EARNINGS
    Income applicable to common stock                           $ 6,906         $ 6,240          $18,993            $11,997

  SHARES
    Weighted average number of shares, as adjusted
     per primary computation above                               14,389          14,299           14,391             14,259

    Additional dilutive effect of outstanding options
     (as determined by application of the treasury
     stock method)                                                   22              42                9                 64
                                                                -------         -------          -------            -------
    Weighted average number of shares, as adjusted               14,411          14,341           14,400             14,323
                                                                =======         =======          =======            =======

  FULLY DILUTED EARNINGS PER SHARE*                             $ 0.479         $ 0.435          $ 1.319            $ 0.838
                                                                =======         =======          =======            =======
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*   This calculation is submitted in accordance with Regulation S-K item
     601(b)(11) although not required by footnote 2 to paragraph 14 of APB
     Opinion No. 15 because it results in dilution of less than 3%.